SUB-ADVISORY AGREEMENT
                             ----------------------

The Tuckerman Group, LLC
Two Manhattanville Road
Centre 2/ Suite 207
Purchase, NY  10577
Ladies and Gentlemen:

      Wells Family of Real Estate Funds (the "Trust"), an Ohio business trust, is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "Act"), and is subject to the rules and regulations promulgated thereunder. The Trust currently offers two series of shares to investors, one of which is the Wells Dow Jones Wilshire U.S. REIT Index Fund (the "Fund"), formerly the Wells S&P REIT Index Fund. Each share of the Fund represents an undivided interest in the assets, subject to the liabilities, of the Fund.

      Wells Asset Management, Inc. (the "Adviser") acts as the investment adviser to the Fund pursuant to the terms of an Advisory Agreement. The Adviser shall have overall supervisory responsibility for the general management and investment of the Fund's assets and portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund may be made by advisory organizations recommended by the Adviser and approved by the Board of Trustees of the Trust and, if required by law or regulation applicable to the Fund, the shareholders of the Fund.

      1. APPOINTMENT AS SUB-ADVISER. The Trust being duly authorized hereby appoints and employs The Tuckerman Group, LLC (the "Sub-Adviser") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

      2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Sub-Adviser accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make investment decisions for the Fund in accordance with the provisions of this agreement.

      3. PORTFOLIO MANAGEMENT SERVICES OF SUB-ADVISER. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the Sub-Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees or the Adviser may adopt and communicate in writing to the Sub-Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4 and the provisions of Schedule A hereto. The Sub-Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Sub-Adviser will consult with the Adviser with respect to any decision made by it with respect to the investments of the Fund.

      4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Sub-Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Fund's registration statement under the Act and the Securities


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

Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto which are provided to Sub-Advisor in writing. The Trust will provide the Sub-Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Sub-Adviser may from time to time reasonably request. The Trust retains the right, on sixty (60) days written notice to the Sub-Adviser from the Trust or the Adviser, to modify any such objectives, policies or restrictions in any manner.

      5. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser and to select the markets on or in which the transactions will be executed.

            A. In doing so, the Sub-Adviser will give primary consideration to securing the best execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer. The Sub-Adviser does not participate in, third-party soft-dollar arrangements, although the Sub-Adviser may receive proprietary research from various full services brokers, the cost of which is bundled with the cost of the broker's execution services. The Sub-Adviser may aggregate trades with clients of State Street Global Advisors, whose commission dollars are used to generate soft dollar credits. Although the Sub-Adviser's clients' commissions are not used for third party soft dollars, the clients may benefit from the soft dollar products/services received by State Street Global Advisors. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage services provided by the


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

executing broker and dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion, and therefore the Fund may not be the direct or exclusive beneficiary of those other services. .

      On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser or its affiliates, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

      For each fiscal quarter of the Trust, the Sub-Adviser shall prepare and render reports to the Adviser and the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b) (9) under the Act.

            B. The Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Adviser, the Sub-Adviser or any portfolio manager of the Trust without the prior written approval of the Adviser. Notwithstanding the previous sentence, the Sub-Adviser may place trades through State Street Global Markets, LLC, an affiliate of the Sub-Adviser, or another broker or dealer affiliated with the Sub-Adviser, in accordance with applicable law and regulation. The Adviser agrees that (i) it will provide the Sub-Adviser with a written list of brokers and dealers which are "affiliated persons" of the


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

Trust, or the Adviser, (ii) Adviser shall provide written updates to the list that reflect changes in the "affiliated persons" of the Trust, or the Adviser, and (iii) Adviser and the Fund shall hold harmless Sub-Adviser for actions taken in reliance of such list.

      6. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the Fund's custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust all investment orders for the Fund placed by it with brokers and dealers. The Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. It shall be the responsibility of the Adviser, with reasonable assistance from the Sub-Adviser, to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

      7. PROXIES; PROOFS OF CLAIM. Upon receiving proper notice from the Custodian or Adviser, the Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. Such proxies will be voted in a manner deemed by the Sub-Adviser, in good faith, to be in the best interests of the Fund. The Adviser represents that it has received a copy of the Sub-Adviser's current Proxy Voting Policy. The Sub-Adviser shall not be responsible for participating in class action proceedings on behalf of the Fund or Trust, or for filing proofs of claim on behalf of the Fund or Trust.

      8. REPORTS TO THE SUB-ADVISER. The Trust will provide the Sub-Adviser with such periodic reports concerning the status of the Fund as the Sub-Adviser may reasonably request.

      9. FEES FOR SERVICES. For the services provided to the Fund, the Adviser (not the Fund) shall pay the Sub-Adviser a monthly fee equal to the annual rate of .09% of the value of the Fund's average daily net assets. Pursuant to the provisions of the Advisory Agreement between the Trust (on behalf of the Fund) and the Adviser, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of the Sub-Adviser's fees solely from the Adviser. The Sub-Adviser agrees to pay the compensation of any persons rendering any services to the Fund who are officers, directors or employees of the Sub-Adviser. All other costs and expenses of the Fund shall be the responsibility of the Fund.

      10. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Trust acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the timing or nature of action taken with respect to the Fund, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at the time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

      11. CERTIFICATE OF AUTHORITY. The Trust, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Adviser and/or the Sub-Adviser.

      12. INDEMNIFICATION.

            A. The Adviser and the Trust, on behalf of the Fund, will indemnify the Sub-Adviser and its directors, officers, employees and agents ("Sub-Adviser Parties") against and hold the Sub-Adviser Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action, or suit which results from any action taken, omitted or suffered to be taken by the Sub-Adviser Parties in their reasonable judgment, in good faith and believed by them to be authorized or within the discretion or rights or powers conferred upon them by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust or the Adviser, provided however that such acts or omissions shall not have resulted from the Sub-Adviser Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

            B. The Sub-Adviser will indemnify the Trust, on behalf of the Fund, and the Adviser and each of its directors, trustees, officers, employees and agents ("Fund Parties") against and hold the Fund Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Sub-Adviser Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

            C. The obligations of the parties under this paragraph shall survive the termination of this Agreement. Nothing in this paragraph 12 shall be construed in a manner inconsistent with Sections 17(h) and (i) of the Act.

      13. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser, the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Sub-Adviser and the Trust in respect thereof.

      14. ASSIGNMENT. No assignment of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Sub-Adviser shall notify the Trust and the Adviser in writing sufficiently in advance of any proposed change of control, as defined in
Section 2 (a) (9) of the Act, as will enable the Trust and the Adviser to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser.

      15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

            A. The Sub-Adviser has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

            B. The Trust will deliver to the Sub-Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

            C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable laws and regulations.

      16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

            A. it has received a copy of Part II of the Sub-Adviser's Form ADV;

            B. it has full corporate power and authority (including the approval of the shareholders of the Fund) to enter into this Agreement (including the power and authority to appoint the Sub-Adviser hereunder) and to carry out its terms; and

            C. the Fund is either (i) excluded from the definition of the term "pool" under Section 4.5 of the General Regulations under the Commodity Exchange Act ("Rule 4.5"), or (ii) a qualifying entity under Rule 4.5(b) for which a notice of eligibility has been filed.

      17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

            A. The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

            B. The Sub-Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Sub-Adviser agrees that such records are the property of the Trust, and will be surrendered to the Trust promptly upon request.

            C. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

            D. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the President, a Vice President, Chief Compliance Officer or Principal of the Sub-Adviser shall certify to the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall submit to the Trust the reports required to be made to the Sub-Adviser by Rule 17j-1 (c) (1).

            E. The Sub-Adviser has, as required by Rule 206(4)-7 under the Investment Adviser Act of 1940, adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal securities laws by the Sub-Adviser and its supervised persons, and agrees to comply with such policies and procedures and the requirements of Rule 206(4)-7. The
Sub-Adviser has received and reviewed a copy of the Trust's policies and procedures adopted and implemented by the Trust pursuant to the requirements of Rule 38a-1 under the Act and will comply with the requirements of such procedures, including any reporting and certification requirements set forth therein.


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

            F. The Sub-Adviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9
(a) of the Act or otherwise.

      18. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser, the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund if required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

      19. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in full force and effect for two (2) years from the date hereof, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the Adviser and, if required by law or regulation applicable to the Fund, the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

      20. TERMINATION. This Agreement may be terminated by any party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status,


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

obligations or liabilities of any party hereto to the other. In the event that in connection with the termination of this Agreement, a successor to any of Sub-Adviser's duties or responsibilities under this Agreement is designated by written notice to Sub-Adviser, Sub-Adviser shall promptly transfer all records maintained by Sub-Adviser under this Agreement and shall cooperate in the transfer of such duties and responsibilities.

      21. SHAREHOLDER LIABILITY. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. The Sub-Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

      22. USE OF NAME. Neither the Adviser nor the Trust nor the Fund will use the Sub-Adviser's name or the names of its affiliates in any sales literature or other material in a manner not approved by the Sub-Adviser before such use; provided however, that the Sub-Adviser hereby consents to all such uses of the Sub-Adviser's name or the names of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission or a state securities commission.

      23. DEFINITIONS. As used in paragraphs 14 and 18 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

      24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York. The parties agree that any appropriate state


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

court located in New York County, New York or any Federal Court located in New York County, New York shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be in a proper forum in which to adjudicate such case or controversy. The parties hereto consent to the jurisdiction of such courts.

WELLS ASSET MANAGEMENT, INC.              WELLS FAMILY OF REAL ESTATE FUNDS

By:   /s/ Leo F. Wells, III               By:   /s/ Leo F. Wells, III
    -----------------------------------        ---------------------------------
Title:  President                         Title:  President

Date:   December 5, 2007                  Date:   December 5, 2007


                                   ACCEPTANCE
                                   ----------

      The foregoing Agreement is hereby accepted.

                                          THE TUCKERMAN GROUP, LLC

                                          By:    /s/ Charles J. Lauckhardt
                                               ---------------------------------
                                          Title:

                                          Date:  December 5, 2007


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

                                   SCHEDULE A

                   RECORDS TO BE MAINTAINED BY THE SUB-ADVISER
                   -------------------------------------------

1. (Rule 31a-1 (b) (5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Sub-Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

      A.    The name of the broker;

      B. The terms and conditions of the order and of any modification or cancellation thereof;

      C.    The time of entry or cancellation;

      D.    The price at which executed;

      E.    The time of receipt of a report of execution; and

      F.    The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1 (b) (9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

      A.    Shall include the consideration given to:

            (i)   The sale of shares of the Fund by brokers or dealers.

            (ii) The supplying of services or benefits by brokers or dealers to:

                  (a)   The Trust;

                  (b)   the Adviser;

                  (c)   the Sub-Adviser;

                  (d)   any other portfolio adviser of the Trust; and

                  (e)   any person affiliated with the foregoing persons.

            (iii) Any   other    consideration    other   than   the   technical
                  qualifications of the brokers and dealers as such.



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

      B.    Shall show the nature of the services or benefits made available.


      C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

      D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. Such other accounts, books and other documents as are required to be maintained by registered investment companies by Rule 31a-1 under the Act or by registered investment advisers by rules adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Fund.


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